UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue
New York,	NY	10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On March 18, 2026, Beatrice Ballini, Isabelle Parize and Anna Adeola Makanju resigned from the Board of Directors (the “Board”) of Coty Inc. (the “Company”), effective immediately. In addition, Robert (Bob) Singer notified the Company of his resignation from the Board, effective June 30, 2026. Mr. Singer will continue to serve as a member of the Audit Committee until his departure.
Also on March 18, 2026, Gordon von Bretten stepped down from the Board and will continue in his executive role at the Company.
None of these resignations were due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Appointment of Directors
On March 18, 2026, the Board increased its size to 10 directors and appointed the following individuals to serve as independent directors of the Company, effective immediately: Carsten Fischer, Robert Kunze-Concewitz, Alia Gogi, Maria Carla Liuni and Stephanie Plaines.
Mr. Kunze-Concewitz was appointed Chair of the Board’s Remuneration Committee, and Ms. Plaines was appointed Chair of the Board’s Audit and Finance Committee, in each case effective immediately. In addition, Ms. Liuni has been appointed as a member of the Remuneration and Nomination Committee, and Mr. Fischer has been appointed as a member of the Audit and Finance Committee, in each case effective immediately.

Also on March 18, 2026, the Board appointed Carsten Fischer to serve as Lead Independent Director, effective immediately.
The Board has determined that each of the newly appointed directors qualifies as an independent director under the rules of the New York Stock Exchange and applicable Securities and Exchange Commission regulations.
Compensatory Arrangements and Other Matters
Each of the newly appointed directors will receive the standard compensation provided to non‑employee directors under the Company’s existing director compensation program, as described in the Company’s most recent proxy statement.

There are no arrangements or understandings between any of the new directors and any other person pursuant to which such directors were selected. There are no transactions in which any of the new directors has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On March 18, 2026, the Company issued a press release announcing the Board refreshment described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished under this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended. A copy of the press release is also available on the Company’s website at www.investors.coty.com.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits:

Exhibit No.	Description
99.1	Press Release announcing changes to Board of Directors, dated March 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: March 18, 2026	By:	/s/ Kristin Blazewicz
Kristin Blazewicz
Chief Legal Officer, General Counsel and Secretary